Exhibit 99.1

NEWS RELEASE

Webcast Alert: Ultra Petroleum Corp. Announces First Quarter 2006 Earnings Conference Call Webcast

HOUSTON, May 3 /PRNewswire-FirstCall/ -- Ultra Petroleum Corp. (Amex: UPL) announces the following webcast:

What:	Ultra Petroleum Corp. First Quarter 2006 Earnings Webcast

When:	Friday, May 5, 2006 @ 10:00 a.m. Central Time

Where:	http://www.ultrapetroleum.com

How:	Live over the Internet -- Simply log on to the web at the address above.

Contact:	Kelly Whitley at 281-876-0120 x302

If you are unable to participate during the live webcast, the call will be archived on the Web site http://www.ultrapetroleum.com until August 4, 2006.

About Ultra Petroleum

Ultra Petroleum is an independent, exploration and production company focused on developing its long-life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra Petroleum is listed on the American Stock Exchange under the symbol “UPL” with 155,244,664 shares outstanding as of March 31, 2006.

This release can be found at http://www.ultrapetroleum.com

SOURCE Ultra Petroleum Corp.
-0-	05/03/2006
/CONTACT: Kelly Whitley of Ultra Petroleum Corp., +1-281-876-0120, ext. 302/
/Web site: http://www.ultrapetroleum.com /
(UPL)